UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 856-2443

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On May 6, 2013, Stoneridge, Inc. (the “Company”) received a letter (the “Letter”) from the New York Stock Exchange LLC (“NYSE”) as a result of the Company’s failure to provide timely notice to the NYSE of the record date for the Company’s Annual Meeting of Shareholders held on May 6, 2013 (the “Annual Meeting”). The NYSE Listed Company Manual requires that notice of the record date be provided to the NYSE at least ten days prior to the record date.

The Company has investigated this matter and determined that the reporting of the incorrect record date was a result of a clerical error. The record date submitted in our filing with the NYSE on March 26, 2013 was April 5, 2013 (which was 10 days prior to reported record date); however, the actual record date was April 1, 2013. The Letter was issued pursuant to Section 303.A.13 of the NYSE Listed Company Manual.

The Company notes that this was an isolated incident and that the Letter states that the Company has not fallen below any financial or other continued listing standards. The Company believes it has been and is in compliance with all other NYSE listing standards. All other notices and filings in connection with the Annual Meeting were timely made.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Amended and Restated Long-Term Incentive Plan, as amended

At the Annual Meeting the Company’s shareholders approved an amendment to the Amended and Restated Long-Term Incentive Plan, as amended (the “LTIP”).  The amendment increases the number of common shares available for issuance under the LTIP from 3.0 million to 4.5 million.  A description of the amendment and the LTIP were included in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on Schedule 14A on April 8, 2013.  A copy of the amendment to the LTIP is attached hereto as Exhibit 99.1.

Amendment to Amended Directors’ Restricted Shares Plan Amendment

At the Annual Meeting the Company’s shareholders also approved an amendment to the Amended Directors’ Restricted Shares Plan (the “Directors’ Plan”).  The amendment increases the number of common shares available for issuance under the Directors’ Plan from 500,000 to 700,000.  A description of the amendment and the Directors’ Plan were included in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on Schedule 14A on April 8, 2013.   A copy of the amendment to the Directors’ Plan is attached hereto as Exhibit 99.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 6, 2013. The following matters were voted on by shareholders at the Annual Meeting:

1.	The eight nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
John C. Corey	23,459,621	240,995	2,592,790
Jeffrey P. Draime	23,282,415	418,201	2,592,790
Douglas C. Jacobs	23,168,850	531,766	2,592,790
Ira C. Kaplan	23,352,508	348,108	2,592,790
Kim Korth	23,258,619	441,997	2,592,790
William M. Lasky	23,188,791	511,825	2,592,790
George S. Mayes, Jr.	23,450,893	249,723	2,592,790
Paul J. Schlather	23,356,989	343,627	2,592,790

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2.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
25,740,305	536,190	16,911	-

3.	The 2012 compensation paid to the Company’s Named Executive Officers was approved based on the following advisory non-binding votes:

For	Against	Abstain	Broker Non-Votes
19,425,876	3,411,114	863,626	2,592,790

4.	The proposal to approve an amendment to Stoneridge’s Amended and Restated Long-Term Incentive Plan, as amended, was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
15,337,613	8,326,420	36,583	2,592,790

5.	The proposal to approve an amendment to Stoneridge’s Amended Directors’ Restricted Shares Plan was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
16,122,935	7,541,700	35,981	2,592,790

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	First Amendment to the Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as amended

99.2	First Amendment to the Stoneridge, Inc. Amended Directors’ Restricted Shares Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 8, 2013	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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Exhibit Index

99.1	First Amendment to the Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as amended

99.2	First Amendment to the Stoneridge, Inc. Amended Directors’ Restricted Shares Plan

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